UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

725 Old Norcross Road, Lawrenceville, Georgia	30045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (770) 963-9205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

On April 15, 2007, Triple Crown Media, Inc. (Nasdaq: TCMI)(the “Company”) received an initial notification from The Nasdaq Stock Market that the Company had not maintained a minimum market value of its shares of common stock in accordance with Marketplace Rule 4450(e)(1) and would be required to regain compliance by July 14, 2008. On July 16, 2008 the Company received a follow-up notification from The Nasdaq Stock Market that the Company has not regained compliance in accordance with Marketplace Rule 4450(e)(1). Accordingly, its securities will be delisted from The Nasdaq Global Market. Trading of the Company’s common stock will be suspended at the opening of business on July 25, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company’s securities will continue to be quoted in the pink sheets under the symbol TCMI.

TCMI has issued a press release with respect to this notice, which is filed as Exhibit 99.1 hereto.

Item 9.01(d) Exhibit

Exhibit 99.1
Press Release dated July 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: July 21, 2008
	By:	/s/ Mark G. Meikle

Name: Mark G. Meikle Title: Executive Vice President and Chief Financial Officer